EXHIBIT 23(J)
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report, dated June 7, 1999, on the initial financial statement of The Optimal Fund, a series of Optimal Funds, Inc., which is included in pre-effective amendment # 2 to the registration Statement under the Securities Act of 1933 and included in the prospectus and Statement of Additional information, as specified, and to the reference made to us under the caption "Independent Auditors" in the Statement of Additional Information.

Abington, Pennsylvania                      /s/  Sanville & Company
June 7, 1999                                Certified Public Accountants